Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore, 079903 Email: contact@onestop-audit.com Website: www.onestop-audit.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated March 20, 2025 in this Amendment No. 4 to the Registration Statement on Form S-1, under the Securities Act of 1933, with respect to the carve-out combined and consolidated balance sheets of NusaTrip Incorporated and subsidiaries (collectively, the “Company”) as of December 31, 2024 and 2023, the related carve-out combined and consolidated statements of operations and comprehensive income, consolidated statements of shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”).

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Onestop Assurance PAC

Singapore

July 24, 2025